E-Z-EM, Inc.

                          EMPLOYEE STOCK PURCHASE PLAN
                     (As amended through September 30, 2002)

      1. Purpose: This Plan is intended to provide a convenient opportunity to employees of E-Z-EM, Inc. ("E-Z-EM") and its subsidiaries to invest in E-Z-EM common stock, par value $0.10, or such other class or kind of shares or other securities resulting from the application of Section 11 ("Common Stock").

      2. Eligibility: Stock offered under the Plan may be purchased by each person who (i) on the first business day of an "offering period" (as defined below in Section 4) and (ii) on the Subscription Date (as defined below in
Section 4):

      (a)   is an employee of E-Z-EM or a subsidiary of E-Z-EM;

      (b) has been continuously employed for at least one year by E-Z-EM or a subsidiary of E-Z-EM;

      (c) is not a "highly compensated employee" within the meaning of Sections 423(b)(4)(D) and 414(q) of the Internal Revenue Code of 1986, as amended (the "Code"); and

      (d) does not own 5% or more of the total combined value or voting power of all classes of outstanding E-Z-EM stock.

As used in the Plan, "employee" means an employee eligible to purchase Common Stock under the Plan.

      3. Duration of Plan: The Board of Directors of E-Z-EM (the "Board") in its discretion may terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate at the time that all of the shares of Common Stock available for offer under the Plan have been sold under the Plan.

      4. Duration of Offering: On the first business day of each new "offering period", E-Z-EM will grant to employees the right to purchase Common Stock under the Plan ("purchase right"). A new offering period shall commence each January 1st, and shall be one year in duration, ending on December 31st of the same year. To subscribe for shares, an employee shall deliver his subscription within the ten (10) day period ending on the first business day of January, April, July or October (each, a "Subscription Date") during the offering period to the E-Z-EM Corporate Controller. Subscriptions delivered other than during such 10-day periods will not be valid. No subscription will be accepted until a registration statement under the Securities Act of 1933 is in effect as to the shares of Common Stock to be acquired.

      5. Price of Stock: The Common Stock will be offered for sale at a price equal to 85% of the closing price of the Common Stock as reported by the American Stock Exchange (or on such other national securities exchange or automated quotation system on which the Common Stock is then traded) on each Subscription Date.

      6. Number of Shares to be Offered: Subject to adjustment as provided in
Section 11, the maximum aggregate number of shares to be offered under the Plan will be 150,000 shares of Common Stock. Any shares delivered under the Plan may consist, whole or in part, of authorized and unissued shares, treasury shares or shares purchased on the open market.


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      7. Limit of Individual Subscriptions: The following limitations apply to subscriptions under the Plan:

      (a)   All subscriptions must be for full shares.

      (b) The maximum number of shares that may be subscribed for by any employee during an offering period is that number of full shares the purchase price of which does not exceed the lesser of $5,000 or 10% of his yearly salary or wage in effect on the first business day of the offering period, exclusive of all bonuses, overtime pay and other incentive or special payments.

      (c)   The minimum number of shares that may be subscribed for is ten.

      (d) As specified by Section 423(b)(8) of the Code, an employee may be granted purchase rights under the Plan only if such purchase rights, together with any other rights granted under all employee stock purchase plans of E-Z-EM or its subsidiaries, do not permit such employee's rights to purchase stock to accrue at a rate that exceeds $25,000 of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

      8. Method of Payment: Payment must be made in full by check payable to E-Z-EM no later than within three days after the Subscription Date. If payment in full is not made within such three-day period, then no shares shall be purchased and any subscription amounts shall be returned to the employee.

      9. Issuance of Stock Certificates: After acceptance of a subscription, a stock certificate will be issued at which time the employee will become a shareholder of record. An employee will have no rights as a shareholder with respect to shares acquired under the Plan until he becomes a shareholder of record.

      10. Purchase Rights Not Transferable: Purchase rights granted under the Plan shall not be transferable by an employee otherwise than by will or the laws of descent and distribution and, during the employee's lifetime, shall be exercisable only by such employee. Except as set forth in Section 8, there will be no limitation on an employee's right to sell or otherwise transfer stock issued under the Plan.

      11. Adjustments: If any change is made in the shares of Common Stock subject to the Plan, without the receipt of consideration by E-Z-EM (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by E-Z-EM), the Plan shall be appropriately adjusted in the type(s), class(es) and maximum number of shares of Common Stock subject to the Plan pursuant to Section 6 of the Plan, and the outstanding purchase rights granted under the Plan shall be appropriately adjusted in the type(s), class(es), number of shares and purchase limits of such outstanding purchase rights. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. The conversion of any convertible securities of E-Z-EM shall not be treated as a transaction not involving the receipt of consideration by E-Z-EM.


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      12. Amendment or Termination:

      (a) The Board may at any time, and from time-to-time, terminate, modify or amend the Plan in any respect, except that if at any time the approval of the stockholders of E-Z-EM is required as to such modification or amendment under (i) Section 423 of the Code or any regulations promulgated thereunder, or (ii) under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or any successor provisions ("Rule 16b-3"), or (iii) under applicable listing requirements, the Board may not effect such modification or amendment without such approval.

      (b) The termination or any modification or amendment of the Plan shall not, without the consent of a participant, affect his or her outstanding purchase rights. The Board shall have the right to amend or modify the terms and provisions of the Plan and of any purchase rights previously granted under the Plan to the extent necessary to ensure the continued qualification of the Plan under Section 423 of the Code and any regulations promulgated thereunder and, if applicable, Rule 16b-3.

      13. General:

      (a) It is intended that the Plan qualify as an employee stock purchase plan that satisfies the requirements of Section 423 of the Code and any regulations promulgated thereunder.

      (b) All employees will have the same purchase rights and privileges under the Plan.

      (c) The Plan will be administered by the Board. The Corporate Controller of E-Z-EM will be charged with day-to-day administration of the Plan, subject to the direction of the Board. The interpretation and construction of any provision of the Plan and the adoption of rules and regulations for administering the Plan shall be made by the Board. Determinations made by the Board with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon E-Z-EM and all participants in the Plan, their heirs and legal representatives.

      (d) In no event will E-Z-EM buy directly from an employee shares that he has acquired under the Plan.

      (e)   E-Z-EM will pay all costs of issuing shares under the Plan.

      (f) Subscriptions, notices and actions under the Plan will be on such forms as E-Z-EM may provide.

      (g) No fractional shares may be subscribed for and no fractional shares or scrip will be issued or sold.

      (h) The provisions of the Plan shall be governed by the laws of the State of New York without resort to that state's conflicts of laws rules.


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